EXHIBIT 99.1

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of CuraGen Corporation, a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 9, 2002	By: /s/ Jonathan M. Rothberg, Ph.D. Jonathan M. Rothberg, Ph.D. Chief Executive Officer, President and Chairman of the Board (principal executive officer)

Dated: August 9, 2002	By: /s/ David M. Wurzer David M. Wurzer Executive Vice-President, Treasurer and Chief Financial Officer (principal financial and accounting officer)

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 189, United States Code) and is not being files as part of a separate disclosure document.